Lee Financial Mutual Fund, Inc.

Exhibit 13(b) to Form N-CSR

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Terrence K.H. Lee, Principal Executive Officer of Lee Financial Mutual Fund, Inc., certify to my knowledge that:

1.	The N-CSR of the registrant for the period ended March 31, 2023 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant for the stated period.

/s/ Terrence K.H. Lee

Terrence K.H. Lee

(Principal Executive Officer)

Date: May 26, 2023

I, Lee Ann Y. Matsuda, Principal Financial Officer of Lee Financial Mutual Fund, Inc., certify to my knowledge that:

1.	The N-CSR of the registrant for the period ended March 31, 2023 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant for the stated period.

/s/ Lee Ann Y. Matsuda

Lee Ann Y. Matsuda

(Principal Financial Officer

Date: May 26, 2023

These statements accompany this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Lee Financial Mutual Fund, Inc. for purposes of the Securities Exchange Act of 1934.

A signed original of this written statement required by Section 906 has been provided to Lee Financial Mutual Fund, Inc., and will be retained by the Trust and furnished to the Securities and Exchange Commission or its staff upon request.